UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 29, 2007

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 East Miraloma Avenue		92806-2101
Anaheim, CA		(Zip Code)
(Address of principal executive offices)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On October 29, 2007, Pacific Sunwear of California, Inc. (the “Company”) entered into a retention bonus agreement with Lou Ann Bett, the Company’s Division President of demo. The description below is qualified in its entirety by the full text of the retention bonus agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Pursuant to the retention bonus agreement, Ms. Bett will receive a retention bonus of $147,000 if either (1) she continues to be employed by the Company in her current role within the demo organization through February 15, 2008, or (2) her employment is terminated by the Company without cause before that date and Ms. Bett otherwise satisfies the conditions to receive severance benefits under the Company’s Executive Severance Plan. Ms. Bett will not be entitled to receive the retention bonus if her employment with the Company terminates for any other reason prior to February 15, 2008.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
10.1	Retention Bonus Agreement, dated October 29, 2007, between the Company and Lou Ann Bett

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2007	Pacific Sunwear of California, Inc.
/s/ SALLY FRAME KASAKS
Sally Frame Kasaks
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Retention Bonus Agreement, dated October 29, 2007, between the Company and Lou Ann Bett